Exhibit 10.9

May 30, 2003

Terms of an Agreement (the “AGREEMENT”) for purchase and sale of Drug GMP Creatine Monohydrate (“CREATINE”) between the following: The Avicena Group, Inc., 228 Hamilton Avenue, 3rd Floor, Palo Alto CA 94301 T, USA (“AVICENA”) and Degussa AG, Dr.-Albert-Frank-StraBe 32, 83308 Trostberg, Germany (“DEGUSSA”), (sometimes hereinafter collectively referred to as the “PARTIES”), on their own respective behalves.

I.	Agreement to Purchase. AVICENA agrees to purchase from DEGUSSA, and DEGUSSA agrees to sell to AVICENA, One Hundred Fifty (75) kilograms of CREATINE.

II.	Purchase Price. The purchase price for the CREATINE being purchased by AVICENA pursuant to this AGREEMENT shall equal One Hundred Twenty U.S. Dollars ($120.00) for each kilogram of CREATINE (the “PURCHASE PRICE”) for a total of Eighteen Thousand Dollars $ 9,000. The PURCHASE PRICE shall be payable:

A.	one-half (1/2) of the total PURCHASE PRICE upon the execution of this AGREEMENT in immediately available funds to the following bank account:

Degussa Bank, Frankfurt

SWIFT : DEGU DE FF

Account no. 390 000

BLZ 500 107 00.

; and

B.	the remaining one-half (1/2) of the total PURCHASE PRICE upon AVICENA’s receipt of the CREATINE it has purchased pursuant to this AGREEMENT in immediately available funds to the bank account specified in writing by DEGUSSA.

III.	Quality. The CREATINE purchased by AVICENA pursuant to this AGREEMENT shall comply with the specifications set out in Appendix 1 attached hereto (the “SPECIFICATIONS”).

IV.	Regulatory Matters. DEGUSSA shall prepare at its own cost and responsibility the documentation of the Drug Master File reasonably necessary for AVICENA’s intended use of the CREATINE, including, without limitation, all matters involved with any and all Drug Master Filings in the USA. Any liability of DEGUSSA against AVICENA regarding the correctness and completeness of the documentation is excludes. The same applies with regard to the success of the filing.

V.	Warranty, Risk and Liability, Non-Delivery.

A.	DEGUSSA solely warrants that the CREATINE sold to AVICENA shall have the characteristics specified in the SPECIFICATIONS.

B.	AVICENA shall, reasonably promptly, and in any event, within thirty (30) days following delivery of each shipment, inspect such shipment and notify DEGUSSA of any shortage, error, or non-compliance with the SPECIFICATIONS. Failure of AVICENA to respond within such thirty (30) day period shall constitute acceptance of such shipment, and exempts DEGUSSA from any warranty and liability of any nature whatsoever with respect to such shipment.

C.	If the CREATINE is defective, as provided in this AGREEMENT, and if AVICENA has claimed its rights accordingly, DEGUSSA shall choose whether to redeliver or to remedy the CREATINE (“REMEDIATION”). AVICENA agrees to grant DEGUSSA the opportunity to complete such REMEDIATION within a six month period. If such opportunity is not granted to DEGUSSA, DEGUSSA shall be released from all liabilities with respect to CREATINE. Should the REMEDIATION fail, AVICENA shall have the right to reduce the payments for the CREATINE or to demand further REMEDIATION. If and to the extent DEGUSSA fails to remedy the defect several times, AVICENA may enforce its statutory right of rescission. Furthermore, AVICENA shall have the right to claim reimbursement for the expenditures incurred in connection with DEGUSSA’s REMEDIATION, in so far as they are not incurred by transferring the CREATINE to a location other than the company seat of AVICENA.

D.	In the event that the parties are unable to agree as to whether or not the shipment of CREATINE, or any portion thereof; fails to conform in all material respects to the SPECIFICATIONS, the question shall be submitted to an independent quality control laboratory agreed upon by both parties (the “INDEPENDENT LAB”). In the event that the INDEPENDENT LAB finds that the shipment in question or any part thereof does not comply with the SPECIFICATIONS, AVICENA shall have the remedy set forth in sub-paragraph (C) above. Costs of the INDEPENDENT LAB’s activities shall be borne by AVICENA if the CREATINE (or portion thereof) in question is found to comply materially with the SPECIFICATIONS, and by DEGUSSA if the CREATINE (or portion thereof) is found to be defective or not in compliance with the SPECIFICATIONS.

E.	No AVICENA’s claim of any kind, whether as to the CREATINE delivered or for non-delivery shall be greater in amount as set out as follows:

Material damage and personal injury up to an amount of US Dollars 1.000.000,—

F.	THESE WARRANTIES SHALL BE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, AND ALL OTHER WARRANTIES, INCLUDING THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR PURPOSE ARE EXCLUDED.

VI.	Time and Delivery. DEGUSSA agrees and acknowledge that time is of the essence in this AGREEMENT, and it is accordingly contemplated between the parties that delivery of the CREATINE shall occur at the latest by June 15., 2003. If CREATINE conforming to the SPECIFICATIONS has not been delivered to AVICENA on or before the date, AVICENA shall have the option, but not the obligation, to terminate this AGREEMENT with no liability to DEGUSSA, and DEGUSSA shall be deemed to be in material breach of this AGREEMENT, and DEGUSSA shall immediately refund to AVICENA all amounts paid to DEGUSSA by AVICENA pursuant to the terms of this AGREEMENT.

VII.	Confidentiality. During and after the term of this AGREEMENT, each party shall maintain confidentiality of all commercial and technical information and knowledge acquired in the performance of this AGREEMENT, unless this information and knowledge is generally available to the public without disclosure by the recipient, and each of the parties hereto to only use such commercial and technical information acquired in the performance of this AGREEMENT only for the specific purposes for which such information was disclosed. In case of breach of confidentiality undertaking breaching party has to reimburse any and all damages of the other party caused by this breach and may be subject to an injunction.

VIII.	Force Majeure.

A.	If the manufacture, delivery, receipt or consumption of the CREATINE by either party is prevented, restricted or interfered with by reasons of Force Majeure as defined below, the party so affected shall be excused from making or taking deliveries hereunder to the extent of such prevention, restriction or interference. The foregoing notwithstanding, the failure to pay invoices may not be excused by the invocation of Force Majeure.

B.	The party affected by Force Majeure shall: (i) notify the other party immediately of the occurrence and particulars of such Force Majeure, (ii) provide the other party, from time to time, with its best estimate of the duration of such Force Majeure, (iii) use every reasonable effort to eliminate or correct the cause preventing performance, (iv) provide notice of the termination thereof and (v) resume performance hereunder as soon as possible. The occurrence of Force Majeure shall not excuse either party permanently from the performance of its obligations or duties hereunder, but shall merely suspend such performance during the continuance of Force Majeure.

C.	Upon termination of Force Majeure, the performance of any obligation or duty hereunder shall immediately recommence. If, however, Force Majeure shall prevent performance by either party for a period in excess of one hundred eighty (180) consecutive days, then, at any time after such consecutive 180-day period has elapsed and while such Force Majeure is continuing, either party shall have the right to give notice of termination of this AGREEMENT to the other party, and this AGREEMENT shall terminate automatically ten (10) days after such notice is given.

D.	The expression Force Majeure shall mean occurrences beyond the control of the party so affected, including but not limited to war, breakage of machinery or equipment, fire, nuclear reactor accident, flood, storm, lightning, earthquakes, or other acts of God, or explosion, insurrection, strikes, lock-outs or other labor unrest, unavailability of fuel, utilities or raw materials, epidemics or quarantine restriction, partial or entire failure or destruction or production facilities oil embargos, delayed or non-delivery on the part of sub-contractors, or governmental acts or any other cause which is not within the control of the party affected or which by the exercise of reasonable diligence such party is unable to prevent or overcome.

IX.	Assignment. Neither party may assign any rights or obligations under this AGREEMENT without the express prior written consent of the other party, except in connection with an assignment or transfer to an entity which is an Affiliate of either party. “Affiliate” shall be any entity which controls or is controlled by or is under common control with either party of this AGREEMENT; “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting securities or by AGREEMENT or otherwise.

X.	Applicable Law. The rights and obligations of the parties under this AGREEMENT shall not be governed by the provisions of the 1980 United Nations Convention on Contracts for the International Sale of Goods; rather this AGREEMENT shall be governed by and construed in accordance with the laws of the State of Delaware. Except as otherwise agreed by the parties in this AGREEMENT, the “Incoterms” issued by the International Chamber of Commerce in Paris, in its most recent version, shall be applicable.

XI.	Integration.

A.	This AGREEMENT, together with the appendices attached hereto and the other documents referenced herein or contemplated hereby, contains the entire agreement and understanding of the parties hereto with respect to the matters set forth herein, and all prior negotiations and understandings relating to the subject matter of this AGREEMENT are superseded and cancelled by this AGREEMENT and it has been agreed that any evidence contradicting the provisions of this Section XLA. is inadmissible.

B.	In the event that any provision of this AGREEMENT is declared by a court of competent jurisdiction or arbitration tribunal to be void or unenforceable, the parties hereto expressly agree that such void or unenforceable provision shall be deemed severed from this AGREEMENT, and the remainder of this AGREEMENT shall not be affected thereby and shall remain in full force and effect to the extent feasible in the absence of the void and unenforceable provision. The parties furthermore agree to replace the invalid or unenforceable provision by a valid regulation to the same economic effect.

C.	This AGREEMENT may not be modified except in writing, signed by both of the parties hereto.

AGREED AND ACCEPTED:

THE AVICENA GROUP, INC.

By:	/s/ Belinda Tsao Nivaggioli
Its:	Chief Operating Officer

DEGUSSA AG

By:	/s/ S. Loag
Its:	Product Manager

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